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Exhibit 16.1

December 20, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

        We have read Item 4 of Form 8-K dated December 20, 2002, of Gladstone Capital Corporation and are in agreement with the statements contained in paragraphs 2, 3 and 4 on page 2 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

/s/ Ernst & Young LLP

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  Exhibit 16.1